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 Resolutions Adopted September 30, 2004, Amending the Agreement and Declaration
of Trust of Gartmore Variable Insurance Trust (the "DST Trust"), dated September
    30, 2004, and as amended and restated as of October 28, 2004 (the "Trust
                                  Agreement")

Approval and Creation/Designation of Series of Shares of the Trust and Classes of Shares of Such Series of Shares of the Trust

                  RESOLVED, that in accordance with Article III, Section 6, of the Trust Agreement, the initial Series of Shares of the DST Trust and the initial Classes of Shares of such Series of the DST Trust be, and hereby are, established and designated as follows:

                  Series Name                                 Classes
                  -----------                                 -------

                     Gartmore GVIT Nationwide Fund            I, II, III, IV

                     Gartmore GVIT Growth Fund                I, IV

                     Gartmore GVIT Government Bond Fund       I, II, III, IV

                     Gartmore GVIT Money Market Fund          I, IV, V

                     GVIT Small Company Fund                  I, II, III, IV

                     Gartmore GVIT Mid Cap Growth Fund        I, II, III, IV

                     Comstock GVIT Value Fund                 I, II, IV

                     Federated GVIT High Income Bond          I, III
                     Fund

                     J.P. Morgan GVIT Balanced Fund I, IV

                     Van Kampen GVIT Multi Sector Bond        I, III
                     Fund

                     GVIT Small Cap Value Fund                I, II, III, IV

                     GVIT Small Cap Growth Fund               I, II, III

                     Gartmore GVIT Worldwide Leaders          I, II, III
                     Fund

                     Dreyfus GVIT Mid Cap Index Fund          I, II, III

                     Gartmore GVIT Global Technology and      I, II, III, VI
                     Communications Fund


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                  Series Name                                 Classes
                  -----------                                 -------

                     Gartmore GVIT Global Health Sciences     I, II, III, VI
                     Fund

                     Gartmore GVIT Emerging Markets Fund      I, II, III, VI

                     Gartmore GVIT International Growth       I, II, III
                     Fund

                     Gartmore GVIT European Leaders Fund      I, II, III

                     Gartmore GVIT Global Small               I
                     Companies Fund

                     Gartmore GVIT OTC Fund                   I

                     Gartmore GVIT Asia Pacific Leaders       I, II, III
                     Fund

                     Gartmore GVIT U.S. Growth Leaders        I, II, III
                     Fund

                     Gartmore GVIT Global Financial           I, II, III
                     Services Fund

                     Gartmore GVIT Global Utilities Fund      I, II, III

                     Gartmore GVIT Investor Destinations      II, VI
                     Aggressive Fund

                     Gartmore GVIT Investor Destinations      II, VI
                     Moderately Aggressive Fund

                     Gartmore GVIT Investor Destinations      II, VI
                     Moderate Fund

                     Gartmore GVIT Investor Destinations      II, VI
                     Moderately Conservative Fund

                     Gartmore GVIT Investor Destinations      II, VI
                     Conservative Fund

                     Gartmore GVIT Money Market Fund II       No Class
                                                              designation

                     Gartmore GVIT Nationwide Leaders         I, II, III
                     Fund

                     Gartmore GVIT Micro Cap Equity Fund      I, II, III


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                  Series Name                                 Classes
                  -----------                                 -------

                     Dreyfus GVIT International Value Fund    I, II, III, IV, VI

                     GVIT Equity 500 Index Fund               I, II, IV

                     Gartmore GVIT Developing Markets         I, II
                     Fund

                     Gartmore GVIT Nationwide Principal       No Class
                     Protected Fund                           designation

            and an unlimited number of Shares are hereby classified and allocated to each of the foregoing Series of Shares and Classes of Shares of such Series; and it is

            RESOLVED FURTHER, that a Share of each Series of Shares of the DST Trust shall represent a proportionate interest in the same portfolio of investments as each other Share of such Series of Shares of the DST Trust and shall have the rights, preferences, privileges, and limitations as set forth in the Trust Agreement of the DST Trust; provided, that:

                  a. The dividends and distributions of investment income and capital gains with respect to a Class of Shares shall be in such amounts as may be declared from time to time by the Board [of Trustees of the DST Trust], and such dividends and distributions may vary with respect to such Class from the dividends and distributions of investment income and capital gains with respect to the other Classes of Shares of such Series of the DST Trust to reflect differing allocations of the expenses of the DST Trust among its Series and Classes, which may include, without limitation, reductions for payments of fees under any plan adopted pursuant to Rule 12b-1 under the 1940 Act (the "Rule 12b-1 Plan") for and relating to such Class of Shares in accordance with the 1940 Act, and any resultant difference among the net asset value per Share of the Classes, to such extent and for such purposes as the Board [of Trustees of the DST Trust] may deem appropriate; and that the allocation of investment income, capital gains, redemption fee payments, expenses and liabilities of the DST Trust among the Classes and Series of Shares of the DST Trust, shall be determined by the Board [of Trustees of the DST


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                        Trust] in a manner that is consistent with any 18f-3
                        Plan adopted by the DST Trust in accordance with Rule 18f-3 under the 1940 Act; and

                  b. Except as may otherwise be required by law, pursuant to any applicable order, rule or interpretation issued by the SEC, or otherwise, the holders of a Class of Shares of a Series of the DST Trust shall have: (i) exclusive voting rights with respect to any matter submitted to a vote of shareholders that affects only holders of said Class of Shares, including, without limitation, the provisions of any Rule 12b-1 Plan for said Class of Shares; (ii) voting rights with respect to the provisions of any Rule 12b-1 Plan that may in the future (as a result of any conversion of said Class of Shares or otherwise) affect said Class of Shares; and (iii) no voting rights with respect to the provisions of any Rule 12b-1 Plan applicable to any other Class of Shares of the Series of the DST Trust that does not affect the holders of said Class of Shares or with regard to any other matter submitted to a vote of shareholders which does not affect holders of said Class of Shares.

Approval and Adoption of Multiple Class Plan Pursuant to Rule 18f-3

            RESOLVED, that the plan of the DST Trust specifying all the differences among the multiple Classes of shares of beneficial interest ("Shares") of the DST Trust in accordance with Rule 18f-3 under the 1940 Act (said plan hereinafter referred to as the "18f-3 Plan") be, and said Plan hereby is, approved in substantially the form that accompanies this Consent [dated September 30, 2004], after consideration of all factors deemed relevant by the initial sole Trustee in the exercise of the initial sole Trustee's reasonable business judgment, including, but not limited to:

                  a. the information provided to the initial sole Trustee by Gartmore Distribution Services, Inc. ("GDSI") and Gartmore SA Capital Trust ("GSA");

                  b. the purposes for which the 18f-3 Plan was created and the degree to which the 18f-3 Plan addresses these purposes;


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                  c.    the separate arrangements for shareholder services or
                        the distribution of securities and the related expense allocation of each Class of Shares which are proposed to be made under the 18f-3 Plan;

                  d. any conversion features or exchange privileges between the Classes of Shares;

                  e. the protections afforded by the 18f-3 Plan to each of the Series of the DST Trust, and the shareholders of each such Series; and

                  f. the requirements of Rule 18f-3 under the 1940 Act; and it is

            RESOLVED FURTHER, that the initial sole Trustee hereby determines that the 18f-3 Plan, including the expense allocations provided for therein, is in the best interests of each Class of Shares of each Series of the DST Trust individually, of each of the Series of the DST Trust, and of the DST Trust as a whole; and it is

            RESOLVED FURTHER, that the proper officers of the DST Trust be, and these officers hereby are, authorized and directed to make such non-material changes to the 18f-3 Plan as these officers deem necessary upon the advice of counsel, subject to the ratification by the Board [of Trustees of the DST Trust].


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